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                                                   Exhibit 4.6

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This AMENDMENT NO. 2, dated as of October 24, 2001, is between VENATOR GROUP, INC., a New York corporation (the "Company"), having its principal office at 112 West 34th Street, New York, New York 10120, and EQUISERVE TRUST COMPANY, N.A., as successor Rights Agent ("EquiServe"), having its principal office at 525 Washington Boulevard, Jersey City, New Jersey 07310.

         WHEREAS, the Company and First Chicago Trust Company of New York ("First Chicago"), entered into a Rights Agreement dated as of March 11, 1998 and amended as of May 28, 1999 (the "Rights Agreement");

         WHEREAS, on June 14, 2001 the Board of Directors of the Company authorized the appointment of EquiServe as successor transfer agent and registrar to First Chicago;

         WHEREAS, on June 14, 2001 the Board of Directors of the Company authorized the assignment to EquiServe of the Rights Agreement between the Company and First Chicago;

         WHEREAS, First Chicago resigned from its duties as Rights Agent under the Rights Agreement effective October 24, 2001; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement to formally reflect the change in the Rights Agent from the First Chicago to EquiServe, as set forth below.

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. The parties clause at the beginning of the Rights Agreement is amended by deleting the reference to "First Chicago Trust Company of New York, a New York corporation," and substituting in lieu thereof "EquiServe Trust Company N.A., a national banking association with a principal office in Jersey City, New Jersey (the 'Rights Agent')."

         2. Section 21 of the Rights Agreement is amended by deleting the clause "having a principal office in the State of New York," from the fifth sentence in such section.

         3. Section 3(c) of the Rights Agreement is amended by deleting the first sentence of the legend and substituting in lieu thereof the following:

                         This certificate also evidences and entitles the holder
                    hereof to certain Rights as set forth in the Rights Agreement between the Company and EquiServe Trust Company N.A., as successor Rights Agent to First Chicago Trust Company of New York, dated as of March 11, 1998, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.






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         4. This Amendment No. 2 shall be deemed effective as of October 24,
2001 as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         5. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment No. 2 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment No. 2 is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 2 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date and year first above written.


                                     VENATOR GROUP, INC.

                                     By:   /s/ Gary M. Bahler
                                        --------------------------------
                                           Gary M. Bahler
                                           Senior Vice President,
                                           General Counsel and Secretary



                                     EQUISERVE TRUST COMPANY
                                       N.A., as successor Rights Agent

                                     By:  /s/ Thomas Ferrari
                                        --------------------------------
                                          Name: Thomas A. Ferrari
                                          Title:  Senior Managing Director



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